Exhibit 3.1

CERTIFICATE OF ELIMINATION

with respect to

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

of

OCEANEERING INTERNATIONAL, INC.

The undersigned, George R. Haubenreich, Jr., does hereby certify that:

1. The undersigned is the duly elected and acting Senior Vice President, General Counsel and Secretary of Oceaneering International, Inc., a Delaware corporation (the “Company”).

2. Pursuant to authority conferred upon the Board of Directors of the Company by the Restated Certificate of Incorporation of the Company, at a duly called meeting of the Board of Directors of the Company held on November 11, 2011, the Board of Directors of the Company adopted the following resolutions, which resolutions relate to the Series B Junior Participating Preferred Stock, par value $1.00 per share, of the Company (“Series B Preferred Stock”) previously established:

BE IT RESOLVED, that none of the authorized shares of the Series B Preferred Stock are outstanding, and none of the authorized shares of Series B Preferred Stock will be issued pursuant to the Certificate of Designations of Series B Junior Participating Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on November 23, 1992 (the “Certificate of Designations”); and further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to file with the Secretary of State of the State of Delaware a certificate containing these resolutions, with the effect under the General Corporation Law of the State of Delaware of eliminating from the Restated Certificate of Incorporation of the Company all matters set forth in the Certificate of Designations with respect to the Series B Preferred Stock.

3. I further declare under penalty of perjury that the matters set forth in this Certificate are true and correct statements of my own knowledge.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 17th day of November, 2011.

OCEANEERING INTERNATIONAL, INC.

By:	/S/ GEORGE R. HAUBENREICH, JR.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary